EXHIBIT 10.3

JOINDER AGREEMENT

JOINDER AGREEMENT dated as of October 24, 2012 to the Note Purchase Agreement dated as of November 1, 2010 (as amended and supplemented to date, and as the same may be further amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Great Plains Natural Gas Company, an Ohio corporation (the “Issuer”), Lightning Pipeline Company, Inc., an Ohio corporation, Spelman Pipeline Holdings, LLC, an Ohio limited liability company, Kidron Pipeline, LLC, an Ohio limited liability company, Gas Natural Service Company, LLC, an Ohio limited liability company, Gas Natural Inc., an Ohio limited liability company, and Sun Life Assurance Company of Canada (the “Purchaser”), relating to the Floating Rate Senior Secured Guaranteed Noted due 2013, issued in the original aggregate principal amount of $2,300,000 by the Issuer (“Notes”).

A. Reference is made to the Note Purchase Agreement and the Notes issued thereunder. Capitalized terms used herein not otherwise defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement.

B. Pursuant to Section 9.8 of the Note Purchase Agreement, each Subsidiary of any Obligor is required to enter into a joinder agreement to the Note Purchase Agreement and to become a Guarantor under the Note Purchase Agreement as promptly as practicable after such Subsidiary has been acquired or formed by such Obligor. Each of the undersigned (each, a “New Obligor”) is executing this Joinder Agreement in accordance with the requirements of the Note Purchase Agreement to become a Guarantor and an Obligor under the Note Purchase Agreement and the Notes.

Accordingly, each New Obligor agrees as follows:

Section 1. Each New Obligor hereby agrees to become a “Guarantor” and an “Obligor” and to be bound by all of the terms, covenants and conditions set forth in the Note Purchase Agreement and each other Financing Agreement, as applicable, to the same extent that such Person would have been bound if such Person had been a signatory to the Note Purchase Agreement and each other Financing Agreement on the execution date of the Note Purchase Agreement and each other Financing Agreement. Each New Obligor hereby (a) makes each of the representations and warranties and agrees to each of the covenants applicable to it contained in the Note Purchase Agreement and each other Financing Agreement, as applicable, and (b) agrees that each reference to a “Guarantor” or an “Obligor” set forth in the Note Purchase Agreement and each other Financing Agreement, as applicable, shall include such New Obligor.

Section 2. Each New Obligor represents and warrants to the holders that:

(a) such New Obligor is duly organized, validly existing and in good standing under the laws of its jurisdiction or organization;

(b) such New Obligor has the requisite power to own its property and to carry on its business as now being conducted;

(c) such New Obligor is duly qualified and in good standing as a foreign limited liability company, authorized to do business in each jurisdiction in which the failure to do so would, individually or in the aggregate, have a Material Adverse Effect;

(d) this Joinder Agreement and the transactions contemplated hereby and within the requisite powers of such New Obligor, have been duly authorized by all necessary limited liability company action on the part of such New Obligor, and that this Joinder Agreement has been duly executed and delivered by such New Obligor and constitutes legal, valid and binding obligations of such New Obligor enforceable in accordance with its terms;

(e) the execution, delivery and performance of this Joinder Agreement, the Note Purchase Agreement and the other Financing Agreements does not and will not result in a violation of or default under (i) the organization document of such New Obligor, (ii) any agreement to which such New Obligor is a party or by which such New Obligor is bound or to which such New Obligor or any of its properties is subject, (iii) any order, writ, injunction or decree binding on such New Obligor, or (iv) any statute, regulation, rule or other law applicable to such New Obligor; and

(f) no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such New Obligor of this Joinder Agreement, the Note Purchase Agreement or the other Financing Agreements.

Section 3. This Joinder Agreement shall become effective when the Purchaser shall have received counterparts of this Joinder Agreement executed on behalf of each New Obligor. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement.

Section 4. Except as expressly supplemented hereby, the Note Purchase Agreement and the Notes shall remain in full force and effect. All references herein to the Note Purchase Agreement and the Notes shall include all amendments, supplements and modifications thereto. All representations, warranties, and covenants made by each New Obligor herein will be considered to have been relied upon by the Purchaser and will survive the execution and delivery of this Joinder Agreement.

Section 5. This Joinder Agreement will inure to the benefit of and be binding upon the successors and assigns of each of the parties. The provisions of this Joinder Agreement for the benefit of the Purchaser are intended in all cases, whether explicitly so stated or not, to be for the benefit of all holders, from time to time, of the Notes, and will be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Joinder Agreement has been made by the Purchaser or its successors or assigns.

Section 6. Whenever possible, each provision of this Joinder Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Joinder Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Joinder Agreement unless the consummation of the transactions contemplated hereby is materially adversely affected thereby.

Section 7. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio.

Section 8. All communications and notices hereunder shall be in writing and given as provided in the Note Purchase Agreement.

IN WITNESS WHEREOF, each New Obligor has duly executed this Joinder Agreement as of the day and year first above written.

INDEPENDENCE OIL, L.L.C.

By:	/s/ Thomas J. Smith
Name: Thomas J. Smith Title: President

Address for Notices: 8500 Station Street, Suite 100 Mentor, OH 44060 Fax: (440) 974-0844

INDEPENDENCE OIL REAL ESTATE 1, L.L.C.

By:	/s/ Thomas J. Smith
Name: Thomas J. Smith Title: President

Address for Notices: 8500 Station Street, Suite 100 Mentor, OH 44060 Fax: (440) 974-0844

INDEPENDENCE OIL REAL ESTATE 2, L.L.C.

By:	/s/ Thomas J. Smith
Name: Thomas J. Smith Title: President

Address for Notices: 8500 Station Street, Suite 100 Mentor, OH 44060 Fax: (440) 974-0844

INDEPENDENCE OIL REAL ESTATE 3, L.L.C.

By:	/s/ Thomas J. Smith
Name: Thomas J. Smith Title: President

Address for Notices: 8500 Station Street, Suite 100 Mentor, OH 44060 Fax: (440) 974-0844